                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of January 3,
2007, is made by and between University Girls Calendar, Ltd., a Delaware corporation ("Seller") and Paul Pedersen, an individual ("Buyer").

                                    RECITALS

     A. Seller owns ten (10) common shares (the "Common Shares") of University
Girls Calendar, Ltd., a Nova Scotia company (the "Company"), which shares constitute, as of the date hereof, all of the issued and outstanding capital stock of the Company.

     B. Buyer owns a controlling interest in Seller, and Buyer has agreed to transfer such interest back to Seller for immediate cancellation (the "Voluntary
Redemption").

     C. In connection with the Voluntary Redemption, Buyer wishes to acquire from Seller, and Seller wishes to transfer to Buyer, the Common Shares, upon the terms and subject to the conditions set forth herein.

     Accordingly, the parties hereto agree as follows:

     1. Transfer of the Common Shares. As partial consideration for Buyer's concurrent transfer of Buyer's entire interest in Seller to Seller for immediate cancellation, Seller hereby sells, assigns, transfers and delivers to Buyer all of the Common Shares.

     2. Representations and Warranties of Seller and the Company. Seller
represents and warrants to Buyer as of the date hereof as follows:

          (a) Corporate Authorization; Enforceability. The execution, delivery and performance by Seller of this Agreement is within the corporate powers and has been, duly authorized by all necessary corporate action on the part of
Seller. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding agreement of Seller, enforceable against
Seller in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          (b) Governmental Authorization. The execution, delivery and performance by Seller of this Agreement requires no consent, approval, Order, authorization or action by or in respect of, or filing with, any Governmental
Authority.

          (c) Non-Contravention; Consents. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby do not (i) violate the certificate of incorporation or bylaws of Seller or (ii) violate any applicable Law or Order.

          (d) Capitalization. As of the date hereof, Seller owns 10 Common
Shares, which shares represent 100% of the authorized, issued and outstanding capital stock of the

Company. The Common Shares to be acquired by Buyer will be duly authorized, validly issued, fully-paid, non-assessable and free and clear of any Liens.

     3. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as of the date hereof as follows:

          (a) Enforceability. The execution, delivery and performance by Buyer of this Agreement are within Buyer's powers. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          (b) Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement require no consent, approval, Order, authorization or action by or in respect of, or filing with, any Governmental
Authority.

          (c) Non-Contravention; Consents. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby do not violate any applicable Law or Order.

     4. Indemnification and Release.

          (a) Indemnification. Seller shall be indemnified and held harmless by
Buyer, to the full extent permitted by law, against any and all liabilities and assessments arising out of or related to any threatened, pending or completed action, suit, proceeding, inquiry or investigation, whether civil, criminal, administrative, or other (each being hereinafter referred to as an "Action"), including, but not limited to, judgments, fines, penalties and amounts paid in settlement (whether with or without court approval), and any interest, assessments, excise taxes or other charges paid or payable in connection with or in respect of any of the foregoing (each such liability and assessment being hereinafter referred to as a "Liability"), incurred by Seller and arising out of
Seller having ever owned the Common Shares, or by reason of anything done or not done by Seller in connection with the Company.

          (b) Indemnification Against Expense. Seller shall also be indemnified and held harmless by Buyer, to the full extent permitted by law, against any and all attorneys' fees and other costs, expenses and obligations, and any interest, assessments, excise taxes or other charges paid or payable in connection with or in respect of any of the foregoing (each such expense being hereinafter referred to as an "Expense") arising out of or relating to any Action, including expenses incurred by Seller:

               (i) in connection with investigating, defending, being a witness or participating in, or preparing to defend, be a witness or participate in, any
Action or any appeal of an Action; or

               (ii) in connection with any claim asserted or action brought by
Seller for (i) payment or indemnification of Liabilities or Expenses or advance payment of Expenses by Buyer under this Agreement, or pursuant to any other agreement.

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          (c) Release. Buyer, on behalf of himself and his Related Parties (as defined below), hereby releases and forever discharges Seller and its individual, joint or mutual, past and present representatives, Affiliates, officers, directors, agents, attorneys, stockholders, controlling persons, subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which the Stockholder or any of his Related Parties now have or have ever had against Releasees. Buyer hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any
Releasee, based upon any matter released hereby. "Related Parties" shall mean, with respect to Buyer, (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with Buyer, (ii) any Person in which Buyer holds a Material Interest or
(iii) any Person with respect to which Buyer serves as a general partner or a trustee (or in a similar capacity). For purposes of this definition, "Material
Interest" shall mean direct or indirect beneficial ownership (as defined in Rule
13d-3 under the Securties Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

     5. Definitions. As used in this Agreement:

          (a) "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person. For the purposes of this definition, "Control," when used with respect to any Person, means the possession, directly or indirectly, of the power to (i) vote 10% or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such Person or (ii)
direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

          (b) "Contracts" means any contracts (whether written or oral), commitments, leases of personal property, purchase orders, contracts to purchase raw materials, contracts for services and supplies, contracts to supply or sell products and all of the other agreements (whether written or oral);

          (c) "Governmental Authority" means any domestic or foreign governmental or regulatory authority;

          (d) "Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, Permit, license, policy or rule of common law;

          (e) "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this
Agreement, a Person will be deemed to own, subject to a Lien, any property or asset which it has acquired or holds subject to the interest of a

                                      -3-

vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset;

          (f) "Order" means any judgment, injunction, judicial or administrative order or decree;

          (g) "Permit" means any government or regulatory license,
authorization, permit, franchise, consent or approval; and

          (h) "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     5. Miscellaneous.

          (a) Counterparts. This Agreement may be signed in any number of counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

          (b) Amendments and Waivers.

               (i) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

               (ii) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law.

          (c) Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer (including by operation of Law) any of its rights or obligations under this Agreement without the consent of each other party hereto. Notwithstanding the foregoing, Buyer may assign its rights and delegate its obligations under the Agreement to an Affiliate of Buyer without the consent of any other party hereto. Any assignment in violation of this subsection will be void ab initio.

          (d) No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein expressed or implied will give or be construed to give to any
Person, other than the parties hereto and such permitted successors and assigns any legal or equitable rights hereunder.

          (e) Governing Law. This Agreement will be governed by, and construed in accordance with, the internal substantive law of the State of New York.

                                      -4-

          (f) Jurisdiction. Except as otherwise expressly provided in this
Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any court of competent jurisdiction in the Borough of Manhattan, New York and the United States
District Court for the Southern District of New York (assuming that such court otherwise has jurisdiction) and each of the parties hereby consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

          (g) Headings. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

          (h) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement. This
Agreement supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof of this
Agreement.

          (i) Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remainder of the provisions of this Agreement (or the application of such provision in other jurisdictions or to Persons or circumstances other than those to which it was held invalid, illegal or unenforceable) will in no way be affected, impaired or invalidated, and to the extent permitted by applicable
Law, any such provision will be restricted in applicability or reformed to the minimum extent required for such provision to be enforceable. This provision will be interpreted and enforced to give effect to the original written intent of the parties prior to the determination of such invalidity or unenforceability.

                            [Signature Page Follows]

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                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered effective as of the date first above written.

                                        UNIVERSITY GIRLS CALENDAR, LTD.

                                        By: /s/ Paul Pedersen
                                            ------------------------------------
                                            Name: Paul Pedersen
                                            Title: President

                                        /s/ Paul Pedersen
                                        ----------------------------------------
                                        Paul Pedersen